Exhibit 3.167

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I – Name:

The name of the Limited Liability Company is:

Integrated Regional Lab, LLC

ARTICLE II – Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:
One Park Place	One Park Plaza – Legal Department
Nashville, TN 37203	Nashville, TN 38203

ARTICLE III – Registered Agent, Registered Office & Registered Agent’s Signature:

The name and the Florida street address of the registered agent are:

CT Corporation System

Name

1200 South Pine Island Road

Florida street address (P.O. Box NOT acceptable)

Plantation, Florida 33324

City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to com ply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

CT Corporation System

Registered Agent’s Signature

(CONTINUED)

ARTICLE IV – Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGR	R. Milton Johnson
One Park Plaza
Nashville, TN 37203

MGR	A. Bruce Moore, Jr.
One Park Plaza
Nashville, TN 37203

MGR	John M. Franck II
One Park Plaza
Nashville, TN 37203

(Use attachment if necessary)

NOTE: An additional article must be added if an effective date is requested.

REQUIRED SIGNATURE:

Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statures, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Dora A. Blackwood, Authorized Representative of Member
Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation

              of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)